April 30, 2003

Division of Corporate Regulation
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Information Supplemental to Annual Report on
Form U5S for Entergy Corporation and Subsidiaries
("Form U5S") Relating to Participation in
Nuclear Electric Insurance Limited ("NEIL") and
Nuclear Mutual Limited ("NML")

Gentlemen:

As Chief Accounting Officer of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and System Energy Resources, Inc. ("System Energy"), I hereby advise you, as information supplemental to that set forth in the Form U5S for the year ended December 31, 2002, that the attached schedules represent premium payments made to NEIL and NML during 2002 and premium distributions and credits received from NML and NEIL during 2002.

Sincerely,

/s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and Chief Accounting Officer

NEL/ecc
Attachments

2002 Form U5S
Updated 1/17/03				2002 Premiums Paid to NEIL, EIM
NEIL I
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Extra Expense for
Replacment Power	1/1/02-12/31/02	3/30/02	(4,531,737)	Credit	ANO	EAI
	1/1/02-12/31/02	3/30/02	(389,940)	Credit	RB	EGSI
	1/1/02-12/31/02	3/30/02	(687,322)	Credit	W3	ELI
	1/1/02-12/31/02	3/30/02	(173,559)	Credit	GG	EAI
	1/1/02-12/31/02	3/30/02	(102,407)	Credit	GG	ELI
	1/1/02-12/31/02	3/30/02	(190,897)	Credit	GG	EMI
	1/1/02-12/31/02	3/30/02	(98,838)	Credit	GG	ENOI
	1/1/02-12/31/02	3/30/02	(9,870)	Credit	Pilgrim	ENGC
	1/1/02-12/31/02	3/30/02	(1,970)	Credit	IP2	IP2
	4/1/02-4/1/03	3/30/02	353,139	Prem	W3	ELI
	4/1/02-4/1/03	3/30/02	269,074	Prem	RB	EGSI
	4/1/02-4/1/03	3/30/02	478,493	Prem	ANO	EAI
	4/1/02-4/1/03	3/30/02	68,874	Prem	GG	ENOI
	4/1/02-4/1/03	3/30/02	50,230	Prem	GG	ELI
	4/1/02-4/1/03	3/30/02	97,730	Prem	GG	EAI
	4/1/02-4/1/03	3/30/02	129,911	Prem	GG	EMI
	4/1/02-4/1/03	3/30/02	632,365	Prem	Pilgrim	ENGC
	4/1/02-4/1/03	3/30/02	709,720	Prem	IP2	IP2
	4/1/02-4/1/03	3/30/02	692,057	Prem	IP3	IP3
Total			(2,704,947)

NEIL
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Primary Property	1/1/02-12/31/02	3/30/02	(568,148)	Credit	ANO	EAI
	1/1/02-12/31/02	3/30/02	(2,439,599)	Credit	GG	SERI
	1/1/02-12/31/02	3/30/02	(621,384)	Credit	W3	ELI
	1/1/02-12/31/02	3/30/02	(120,681)	Credit	RB	EGSI
	1/1/02-12/31/02	3/30/02	(11,027)	Credit	Fitz	Fitzpatrick
	1/1/02-12/31/02	3/30/02	(13,738)	Credit	IP3	IP3
	1/1/02-12/31/02	3/30/02	(1,618)	Credit	IP2	IP2
	1/1/02-12/31/02	3/30/02	(39,634)	Credit	Pilgrim	ENGC
	4/1/02-4/1/03	3/30/02	1,032,080	Prem	ANO	EAI
	4/1/02-4/1/03	3/30/02	811,308	Prem	GG	SERI
	4/1/02-4/1/03	3/30/02	746,124	Prem	W3	ELI
	4/1/02-4/1/03	3/30/02	692,192	Prem	RB	EGSI
	4/1/02-4/1/03	3/30/02	584,328	Prem	Fitz	Fitzpatrick
	4/1/02-4/1/03	3/30/02	604,762	Prem	IP3	IP3
	4/1/02-4/1/03	3/30/02	668,421	Prem	IP2	IP2
	4/1/02-4/1/03	3/30/02	504,012	Prem	Pilgrim	ENGC
Total			1,827,398

NEIL II
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Excess Property	1/1/02-12/31/02	3/30/02	(2,749,107)	Credit	ANO	EAI
	1/1/02-12/31/02	3/30/02	(2,517,366)	Credit	GG	SERI
	1/1/02-12/31/02	3/30/02	(1,872,922)	Credit	W3	ELI
	1/1/02-12/31/02	3/30/02	(1,348,145)	Credit	RB	EGSI
	1/1/02-12/31/02	3/30/02	(16,553)	Credit	Fitz	Fitzpatrick
	1/1/02-12/31/02	3/30/02	(16,571)	Credit	IP3	IP3
	1/1/02-12/31/02	3/30/02	(552)	Credit	IP2	IP2
	4/1/02-4/1/03	3/30/02	776,537	Prem	W3	ELI
	4/1/02-4/1/03	3/30/02	839,897	Prem	RB	EGSI
	4/1/02-4/1/03	3/30/02	854,332	Prem	ANO	EAI
	4/1/02-4/1/03	3/30/02	832,456	Prem	GG	SERI
	4/1/02-4/1/03	3/30/02	538,906	Prem	Pilgrim	ENGC
	4/1/02-4/1/03	3/30/02	883,331	Prem	Fitz	Fitzpatrick
	4/1/02-4/1/03	3/30/02	495,436	Prem	IP3	IP3
	4/1/02-4/1/03	3/30/02	547,587	Prem	IP2	IP2
Total			(2,752,734)

Total NEIL			(3,630,283)

EIM
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Directors & Officers	7/1/02-03	6/29/02	835,339	Prem
Excess Liability	11/1/02-03	10/11/02	799,475	Prem
Employment Practice	11/1/02-03	10/11/02	47,894	Prem
Professional Liability	11/1/02-03	10/11/02	10,526	Prem
Total EIM			1,693,234

NOTE: NML merged with NEIL in late 1997. NEIL is a nuclear mutual insurance company.
EIM is a non-nuclear mutual insurance company.